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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


         We have issued our report dated July 27, 2001 (except for Note K, as to which the date is September 6, 2001) accompanying the consolidated financial statements and schedule of Lifecore Biomedical, Inc. and subsidiaries, included in the annual report on Form 10-K for the year ended June 30, 2001, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



/s/GRANT THORNTON LLP



Minneapolis, Minnesota
November 19, 2001